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                                                                     EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                             ADEPT TECHNOLOGY, INC.


     The undersigned, Brian R. Carlisle and Bruce E. Shimano, hereby certify that:

     1. They are the President and Secretary, respectively, of Adept Technology, Inc., a California corporation (the "Corporation").

     2. Article III, Sections (A) and (B) of the Corporation's Restated Articles of Incorporation are amended in their entirety to read as follows:

               "(A) The Corporation is authorized to issue 75,000,000 shares of its capital stock, which shall be divided into two classes known as "Common Stock" and "Preferred Stock."

               (B) The total number of shares of Common Stock which this corporation is authorized to issue is 70,000,000 and the total number of shares of Preferred Stock which this corporation is authorized to issue is 5,000,000."

     3. The foregoing amendments to the Corporation's Articles of Incorporation have been duly approved by the Board of Directors of the Corporation.

     4. The foregoing amendments to the Corporation's Articles of Incorporation have been duly approved by the required vote of shareholders of the Corporation in accordance with Section 902 of the California Corporations Code on November 10, 2000 at the Annual Meeting of Shareholders, the record date for which was September 15, 2000. The total number of outstanding shares of the Corporation entitled to vote on the amendment on the record date is 10,804,127. The total number of shares voting in favor of the Certificate of Amendment equaled or exceeded the vote required. The percentage vote required was greater than 50% of the outstanding shares of Common Stock.

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     The undersigned declare under penalty of perjury under the laws of the
State of California that the matters set forth in this Certificate of Amendment are true and correct of their own knowledge.

     Executed at San Jose, California on November 16, 2000.

                                       /s/ Brian R. Carlisle
                                       --------------------------------
                                       Brian R. Carlisle, President

                                       /s/ Bruce E. Shimano
                                       --------------------------------
                                       Bruce E. Shimano, Secretary



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